UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41150	86-3483780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St. Provo, UT 84601
(Address of principal executive offices)

(760) 933-8437
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ANGX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2026, Angel Studios, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), between the Company and Roth Capital Partners, LLC, as the representative of the several underwriters listed on Schedule I thereto (the “Underwriters”), for the issuance and sale by the Company of 14,300,000 shares of its Class A common stock, par value $0.0001 per share (the “Common Stock”) at a price to the public of $2.10 per share (the “Offering”). The Company expects to receive net proceeds from the Offering of approximately $28.0 million, after deducting underwriting discounts and commissions and estimated offering expenses. In addition, the Company granted the Underwriters an option for 30 days to purchase up to an additional 2,145,000 shares of Common Stock.

The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. The Underwriting Agreement also provides for customary indemnification by the Underwriters of the Company, its directors and certain of its officers, and by the Company of the Underwriters and certain affiliated entities of the Underwriters, for certain liabilities, and affords certain rights of contribution with respect thereto. The Offering is expected to close on or about April 13, 2026, subject to customary closing conditions.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-291514), which has been filed with the Securities and Exchange Commission. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the Underwriting Agreement.

A copy of the legal opinion and consent of Mayer Brown LLP relating to the validity of the issuance and sale of the Common Stock is attached as Exhibit 5.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On April 10, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 10, 2026, between the Company and Roth Capital Partners, LLC, as representative of the several underwriters named therein.
5.1	Opinion of Mayer Brown LLP.
23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1).
99.1	Press Release Announcing the Pricing of the Offering, dated April 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: April 10, 2026	By:	/s/ Scott Klossner
		Name:	Scott Klossner
		Title:	Chief Financial Officer